EXHIBIT 99.2

CONSENT OF ROBERT A. GORDON

Pursuant to Rule 438 of the General Rules and Regulations under the Securities Act of 1933, as amended, I, Robert A. Gordon, hereby consent to be named as a prospective director of eOn Communications Corporation (“eOn”) in the Registration Statement on Form S-4 of eOn dated February 7, 2014, and any subsequent amendments thereto, and to the filing of this consent as an exhibit to the Registration Statement.

Signature:	/s/ Robert A. Gordon
Name:	Robert A. Gordon

Dated: February 7, 2014